Exhibit 10

NOTE PAYMENT AGREEMENT

This Agreement is made and entered into this 11th day of August, 2009 between United EcoEnergy Corporation (“UEEC”), a Nevada Corporation with its principal offices in Florida (“UEEC”), and City24/7 (“CITY”), a New York Limited Liability Company (“CITY”).

WHEREAS, UEEC has advanced the total sum of $250,000 to CITY as secured promissory notes to assist CITY with its operating expenses; and

WHEREAS, CITY is now in default on repayment of the total sum advanced to it by UEEC; and

WHEREAS, CITY and UEEC have agreed to the terms of repayment and satisfaction of the total sum advanced to CITY by UEEC;

NOW, THEREFORE, for valuable consideration the receipt and sufficiency of which are expressly agreed to and acknowledged by CITY and UEEC, the parties hereby agree as follows:

1.
In exchange for the delivery to UEEC by CITY of fully signed documents in a form reasonably acceptable to UEEC that admits UEEC as a member of CITY with a resulting ten percent (10%) interest in CITY, UEEC shall deliver the following to CITY:

(a)
the Senior Secured Note dated September 8, 2008 in the principal amount of $100,000 payable to the order of UEEC (“Note 1”) and the senior secured note dated October 8, 2008 in the principal amount of $150,000 payable to the order of UEEC (“Note 2”) (together, the “NOTES”) both marked as “paid in full”;

(b)	all security agreements as security for the repayment of the Notes marked as “paid in full”;
(c)	a properly executed UCC-3 releasing the security interest granted to UEEC in the UCC-1 that CITY executed and delivered to UEEC for filing in connection with the Notes; and
(d)	a duly signed instrument confirming that all interest accrued on the Notes as of August 11, 2009 is also paid in full.

2.
Closing of the transaction contemplated in Item 1 above shall occur immediately upon the tender by CITY of the appropriate fully executed documents to admit UEEC as a 10 percent member of CITY in form acceptable to UEEC, upon which Note 1, Note 2 and all accrued interest thereon shall be deemed to be paid in full, satisfied and retired.

3.
Closing the transaction as provided herein shall be and constitute a full and complete release, accord and satisfaction and discharge of any and all claims, liability, demands, actions or causes of action existing or arising out of prior actions of the parties relating to Note 1 or Note 2, or any agreements, understandings, writings, contracts or other documents between the parties prior to the date of Agreement,

4.	Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered as follows:

if to UEEC, at
United EcoEnergy Corporation
1365 N. Courtenay Parkway, Suite a
Cocoa, FL 32922
Telephone 321-452-9091
Facsimile   321-452-9093

if to CITY, at:
City 24/7, LLC
161 East 82nd Street
New York, NY 10028
Telephone 212-229-1414
Facsimile  212-772-2902

or at such other address as such person may hereafter give notice to others.

5.
Counterparts. This Agreement may be executed in two or more counterparts and the counterparts, when executed, shall constitute a single, enforceable document. The signature on counterparts may be transmitted by fax, with documents so transmitted having the same force and effect as the executed originals.

6.
Third Party Beneficiaries.  This Agreement has been made and is made solely for the benefit of the Company and the Consultant and no other person shall acquire or have any right under or by virtue of this Agreement.

7.
Construction. This Agreement incorporates the entire understanding of the parties and supersedes all previous agreements relating to the subject matter hereof should they exist, and shall be governed by, and construed in accordance with, the laws of the State of Florida, without regard to principles of conflicts of law, and shall be enforced in any applicable court in the State o Florida, except as otherwise provided in Section 10 below.

8.	Headings. This section headings in this Agreement have been inserted as a matter of convenience of reference and are not part of this Agreement.

9.	Amendment. This Agreement may not be modified or amended except in writing duly executed by the parties hereto.

10.
 Arbitration. The Parties agree that any alleged breach of this Agreement, and/or all questions or matter in dispute with respect to this Agreement, shall be submitted to arbitration on the following terms:

a.
It shall be a condition precedent to the right of any party to submit any matter arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall give not less than five business days' prior written notice of its intention to do so to the other party together with particulars of the matter in dispute. On the expiration of such five business days the party who gave such notice may proceed to refer the dispute to arbitration as provided for below.

b.
The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, withing five business days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five business days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration herein provided for. If the other party shall fail to appoint an arbitrator withing five business days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed in accordance with the rules for commercial arbitration of the American Arbitration Association. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with the rules for commercial arbitration of the American Arbitration Association and shall be conducted in the State of Florida. The Chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and a place for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for by the rules for commercial arbitration of the American Arbitration Association. After hearing any evidence and representations the parties may submit, the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties.

c.	The Parties agree that the award of a majority of the arbitrators shall be final and binding upon each of them, and there shall be no appeal from such an award.

d.
Any award in the arbitration shall be limited to actual contractual damages, and there shall be no award of consequential or punitive damages, attorneys' fees or other expenses. Each party expressly waives and disclaims the right to a jury trial relating to or arising out of this agreement and expressly accepts the arbitration procedure set forth herein as the sole means of resolving any disputes or disagreements.

IN WITNESS WHEREOF, the parties have caused this  Agreement intending to be duly bound thereby:

CITY 24/7, LLC.	UNITED ECOENERGY CORP.
/s/ Thomas E. Touchet	/s/ Kelly T. Hickel
Name: Thomas E. Touchet	Name: Kelly T. Hickel
Title: CEO & President	Title: CEO